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                                                                    EXHIBIT 99.1


                     TRIZEC PROPERTIES' COMPANY ANNOUNCEMENT

         CHICAGO, NOV. 22, 2002--Trizec Properties, Inc. (NYSE: TRZ) today reported that it has received the resignation of Gregory F. Hanson, its Executive Vice President and Chief Financial Officer. The resignation will be effective by year-end.

         Today's announcement follows the Company's disclosure in its most recent Form 10-Q filing that it is consolidating its headquarters operations in Chicago. The corporate headquarters functions had been located in New York where Mr. Hanson has maintained his principal office. He has chosen not to relocate to Chicago.

         Trizec President and Chief Executive Officer Timothy H. Callahan said, "Since I came on board at Trizec in August, I've been impressed with Greg's contributions, dedication and skills. He has played a critical leadership role in launching Trizec as a publicly traded U.S. office REIT. He is an outstanding professional and we all thank him for his accomplishments during and following the reorganization."

         Callahan said that Trizec would begin immediately to assess potential candidates for the position, from both inside and outside the Company. In the meantime, the CFO functions will be handled primarily by Jeffrey Echt, the Company's treasurer, and Joanne Ranger, its chief accounting officer. Both will report directly to Mr. Callahan.

         Trizec Properties, Inc. is the nation's second largest publicly traded office REIT (real estate investment trust) based on square footage owned or managed. The Company has ownership interests in and manages a high-quality portfolio of 73 office properties totaling approximately 49 million square feet concentrated in the central business districts of seven major U.S. cities. Trizec also has interests in three retail/entertainment properties. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec's web site at www.trz.com.


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This news release of Trizec Properties, Inc. contains forward-looking statements relating to Trizec Properties, Inc.'s business and financial outlook, which are based on Trizec Properties, Inc.'s current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and Trizec Properties, Inc. undertakes no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which our principal tenants compete, our ability to timely lease or re-lease space at current or anticipated rents, our ability to achieve economies of scale over time, the demand for tenant services beyond those traditionally provided by landlords, changes in interest rates, changes in operating costs, changes in environmental laws and regulations and contamination events, the occurrence of uninsured or underinsured events, our ability to attract and retain high quality personnel at a reasonable cost in a highly competitive labor environment, future demand for our debt and equity securities, our ability to refinance our debt on reasonable terms at maturity, our ability to complete current and future development projects on time and on schedule, the possibility that income tax treaties may be renegotiated, with a resulting increase in the withholding taxes applicable to Trizec Properties, Inc., market conditions in existence at the time we sell assets, the possibility of change in law adverse to Trizec Properties, Inc. and joint venture and partnership risks. Such factors include those set forth in more detail in the Risk Factors section in Trizec Properties, Inc.'s Form 10-K filed with the U.S. Securities and Exchange Commission (SEC).

Investor Contact:                Media Contact:
Dennis C. Fabro                  Rick Matthews
Senior Vice President,           Senior Vice President, Public
Investor Relations               Relations &
(212) 382-9366                   Corporate Communications
                                 (212) 382-9314



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